SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                        UNDER SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: November 19, 1997
                                        -----------------
                        (Date of Earliest Event Reported)

                          COMMAND SECURITY CORPORATION
                          ----------------------------
             (Exact name of Registrant as Specified in its Charter)

                                    New York
                                    --------
                            (State of Incorporation)

                                     0-18684
                                     -------
                            (Commission File Number)

                                   14-1626307
                                   ----------
                        (IRS Employer Identification No.)

                  Lexington Park, Lagrangeville, New York 12540
                  ---------------------------------------------
                    (Address of Principal Executive Offices)

                                 (914) 454-1703
                                 --------------
                         (Registrant's Telephone Number)

Item 1- Item 4   Not Applicable.

Item 5           Not Applicable.

Item 6           Not Applicable.

Item 7           Financial Statements and Exhibits.

                 (a), (b) Not Applicable.

                 (c) Exhibits

                 (i) Press release dated November 19, 1997

Item 8.          Not applicable.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November __,1997                      COMMAND SECURITY CORPORATION


                                            By:    /s/
                                               ---------------------------------
                                            William C. Vassell
                                            Chairman of the Board of Directors

                  [LETTERHEAD OF COMMAND SECURITY CORPORATION]

FOR IMMEDIATE RELEASE CONTACT: William C. Vassell   Donald Radcliffe
                               Chairman             Radcliffe & Associates, Inc.
                               Tel: (914) 454-3703  Tel: (212) 605-0174

                      COMMAND SECURITY CORPORATION REPORTS

                             SECOND QUARTER RESULTS

Lagrangeville, New York *** November 19, 1997 *** Command Security Corporation (NASDAQ: CMMD) today reported its results for the second fiscal quarter ended September 30, 1997. For the quarter ending September 30, 1997 revenues increased by 2% to $12,980,183 from the $12,721,075 recorded in the same period last year. For the six months ending September 30, 1997 revenues increased slightly to $24,768,661 from the $24,721,864 recorded in the same period last year.

For the quarter the net loss applicable to common shareholders was $(1,355,182) or $(.20) per share compared to a profit of $38,096 or $.01 per share for the same period last year. For the six months the loss applicable to common shareholders increased to $(1,866,289) or $(.28) per share from the loss of $(84,078) or $(.01) per share recorded in the same period last year.

The results of the quarter reflect two material items. The company recorded an increase of $764,000 in reserves for estimated uncollectable accounts and notes receivable in connection with the Chapter 7 filing under the Bankruptcy Code by one of its service company clients located in Boston. In addition, the Company experienced a $180,000 expense in connection with the settlement of a labor claim.

William C. Vassell, Chairman of the Board commenting on the results said, "Although we are not pleased with the results of the quarter we believe that Command has significant value and we are working diligently to reduce our operating expenses and to increase revenues and margins."

Safe Harbor statement under this Private Securities Litigation Reform Act of 1995. When used in this release, the words "expect", "anticipate", "feel", "believe", and similar expressions are intended to identify forward looking statements. Such statements are subject to certain risks and uncertainties, including fluctuations in interest rates, changes in customer demand, and other factors that cause actual results to differ materially from any forward looking statements.

                        CONDENSED STATEMENTS OF OPERATION

                              Three Months Ended              Six Months End
                                 September 30,                 September 30,

                               1997          1996           1997          1996
                               ----          ----           ----          ----
Revenues                  $ 12,980,183   $12,721,075   $ 24,768,661   $24,721,864
                          ============   ===========   ============   ===========

Net Income/(Loss)           (1,320,311)       70,387     (1,796,547)      (19,496)

Preferred Stock
 Dividends                     (34,871)      (32,291)       (69,742)      (64,582)
                          ------------   -----------   ------------   -----------

Net Income/(Loss)
 Applicable to Common
 Stockholders             $ (1,355,182)  $    38,096   $ (1,866,289)  $   (84,078)
                          ============   ===========   ============   ===========

Net Income/(Loss)
 per common share         $       (.20)  $      (.01)  $       (.28)  $      (.01)
                          ------------   -----------   ------------   -----------

 Weighted average number
  of common and common
  equivalent shares
  outstanding                6,649,618     6,814,749      6,730,203     6,789,897
                          ============   ===========   ============   ===========

Command Security Corporation provides security services to company-owned offices in New York, New Jersey, California, Illinois, Connecticut, Florida and Pennsylvania and provides back-office services agreements to independent security companies nationwide.